Exhibit 10.4

FIRST AMENDMENT TO GLOBAL COLLABORATION AGREEMENT
THIS FIRST AMENDMENT TO GLOBAL COLLABORATION AGREEMENT (this “Amendment”) is made and entered into as of the 24th day of July, 2012 (the “Amendment Effective Date”), by and between AstraZeneca LP, a Delaware limited partnership (“AstraZeneca”), and The Medicines Company, a Delaware corporation (“MDCO”).
WHEREAS, AstraZeneca and MDCO are parties to that certain Global Collaboration Agreement dated April 25, 2012 (the “Agreement”); and
WHEREAS, AstraZeneca and MDCO wish to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment and other good and valuable consideration, AstraZeneca and MDCO agree as follows:

1.	Definitions. All capitalized terms not otherwise defined in this Amendment shall have the definitions assigned to such terms in the Agreement.

2.	Joint Development and Regulatory Committee. Section 2.2(a) of the Agreement is hereby deleted and replaced in its entirety with the following:
2.2    Joint Development and Regulatory Committee.
(a)    The Parties hereby establish a joint development and regulatory committee (the “JDRC”). Subject to the terms and conditions hereof, the JDRC shall be responsible for developing strategies for the global development of the Collaboration Products that are intended to benefit both the Ticagrelor Product and one or more other Collaboration Products. The JDRC shall prepare and deliver a global development plan for the Collaboration Products containing the details set forth in Exhibit E on or before September 30, 2012.

3.	Joint Commercialization Committee. Section 2.3(a) of the Agreement is hereby deleted and replaced in its entirety with the following:
2.3    Joint Commercialization Committee.
(a)    The Parties hereby establish a joint commercialization committee (the “JCC”). Subject to the terms and conditions hereof, the JCC shall be responsible for the ongoing evaluation of commercialization opportunities for the Collaboration Products in (i) the European Union, (ii) Asia Pacific, and (iii) Latin America (the “Collaboration Regions”). The JCC shall prepare and deliver the terms for proposed collaborations on a Collaboration Product by Collaboration Product and country by country basis in the Collaboration Regions

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Exhibit 10.4

on or before September 30, 2012. The JCC shall establish subcommittees, which shall include representatives of each Party, for the evaluation of commercialization opportunities for each of the Collaboration Products in each of the Collaboration Regions.

4.	No Other Changes. Except as explicitly set forth in this Amendment, no amendment or modification to the Agreement is hereby made.

5.
Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Amendment delivered by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) shall be as effective as an original executed signature page.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed personally or, as appropriate, by its duly authorized officers as of the Amendment Effective Date set forth above.
AstraZeneca LP
By: /s/ Marion McCourt
Name: Marion McCourt
Title: Chief Operating Officer AstraZeneca US
The Medicines Company
By: /s/ Brent V. Furse
Name: Brent V. Furse
Title: Senior Vice President – Chief Customer Officer

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